                                 SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement            [_]  Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          COMMISSION FILE NO. 0-20572

                           PATTERSON DENTAL COMPANY
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies: ______
     2)   Aggregate number of securities to which transaction applies: _________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________
     4)   Proposed maximum aggregate value of transaction: _____________________
     5)   Total fee paid:_______________________________________________________

[_]  Fee paid previously with preliminary materials: ___________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount Previously Paid:  _____________________________________________
     2)   Form, Schedule or Registration Statement No.:  _______________________
     3)   Filing Party:  _______________________________________________________
     4)   Date Filed:  _________________________________________________________

                           PATTERSON DENTAL COMPANY
                           1031 MENDOTA HEIGHTS ROAD
                          ST. PAUL, MINNESOTA  55120


                                August 6, 1997



Dear Shareholder of Patterson Dental Company:

     You are cordially invited to attend the Annual Meeting of Shareholders of Patterson Dental Company (the "Company"), to be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Monday, September 8, 1997, at 4:30 p.m.

     At the Annual Meeting you will be asked to vote for the election of one director and to ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending April 25, 1998. I encourage you to vote FOR the nominee for director and FOR ratification of the appointment of Ernst & Young LLP.

     Whether or not you are able to attend the Annual Meeting in person, I urge you to sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope.

                                           Very truly yours,

                                           PATTERSON DENTAL COMPANY

                                           /s/ Peter L. Frechette
                                           Peter L. Frechette
                                           President and Chief Executive Officer

                           PATTERSON DENTAL COMPANY
                           1031 MENDOTA HEIGHTS ROAD
                          ST. PAUL, MINNESOTA  55120

                                 _____________

                                    NOTICE
                                      OF
                        ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                               SEPTEMBER 8, 1997

                                ______________



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Patterson Dental Company (the "Company") will be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Monday, September 8, 1997, at 4:30 p.m., for the following purposes, as more fully described in the accompanying Proxy
Statement:

     1. To elect one director of the Company to have a term expiring in 2000, and until his successor shall be elected and duly qualified;

     2. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending April 25, 1998; and

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on July 11, 1997, are entitled to notice of and to vote at the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Ronald E. Ezerski
                                    Ronald E. Ezerski
                                    Secretary

Saint Paul, Minnesota
August 6, 1997

                           PATTERSON DENTAL COMPANY
                           1031 MENDOTA HEIGHTS ROAD
                          ST. PAUL, MINNESOTA  55120

                                 _____________

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                               SEPTEMBER 8, 1997

                                ______________


                                 INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Patterson Dental Company (the "Company") for use at the Annual Meeting of Shareholders to be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Monday, September 8, 1997, at 4:30 p.m., and at any adjournments thereof.

     All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the meeting as follows, unless otherwise specified by the shareholder in the proxy: (i) in favor of the election of the nominee for director listed herein; and (ii) in favor of the selection of Ernst & Young LLP as the independent public accountants of the Company. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. If a properly executed Proxy Card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

     Any shareholder who executes and returns a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a later-dated proxy and delivering it to the Secretary of the Company, or by attending the meeting and giving oral notice to the Secretary of the Company. Any written notice delivered to the Secretary of the Company should be sent to Ronald E. Ezerski, Secretary, Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

          The Board of Directors has fixed the close of business on July 11, 1997, as the record date for determining the holders of the Company's outstanding voting shares entitled to notice of, and to vote at, the Annual Meeting. On that date, the voting shares of the Company consisted of 21,742,679 shares of Common Stock each entitled to one vote per share. The Notice of Annual Meeting, this Proxy Statement and the related Proxy Card are first being mailed to shareholders of the Company on or about August 6, 1997.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding ownership of the Company's Common Stock as of June 30, 1997 (unless noted otherwise), by
(i) each person known to the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director, (iii) each officer named in the "Summary Compensation Table" below, and (iv) the directors and officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                                                  AMOUNT AND NATURE        PERCENTAGE OF
                                                                    OF BENEFICIAL          OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                                OWNERSHIP(1)              STOCK
------------------------------------                                ------------              -----
First Trust National Association..........................             3,824,916               17.6%
  Trustee of the Patterson Dental Company
  Employee Stock Ownership Plan and Trust
  180 East Fifth Street
  St. Paul, MN  55164-0488

Peter L. Frechette........................................             1,862,378(2)             8.6
  1031 Mendota Heights Road
  St. Paul, MN  55120

Ronald E. Ezerski.........................................             1,849,265(2)             8.5
  1031 Mendota Heights Road
  St. Paul, MN  55120

T. Rowe Price Associates, Inc.............................             1,325,200(3)             6.1
  100 East Pratt Street
  Baltimore, MD  21202

James W. Wiltz............................................               396,380(2)             1.8

John V. Dodd..............................................                54,795(2)               *

David K. Beecken..........................................                90,460(4)               *

Andre B. Lacy.............................................                28,950(4)               *

Burt E. Swanson...........................................                25,500(4)               *

All directors and officers as a group
  (7 persons)............................................              4,307,728               19.8

_________
     *Less than 1%

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission (the "Commission") and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Beneficial ownership includes shares of Common Stock held as of June 30, 1997, by the Patterson Dental Company Employee Stock Ownership Plan and Trust (the "ESOP"). Shares reported as owned by the ESOP Trustee are also reported as beneficially owned by the executive officers to the extent that shares have been allocated to the ESOP accounts of the named person. In July 1996, 3,552,855 shares of Preferred Series A shares owned by the ESOP were converted into 3,837,083 Common Shares. Allocated shares are voted by the ESOP Trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP Trustee in the same percentage as the allocated shares as to which directions are received by the ESOP Trustee.
(2) Beneficial ownership shown includes the following amounts of Common Stock allocated by the ESOP account of the respective officers: Peter L. Frechette, 849 shares; Ronald E. Ezerski, 815 shares; James W. Wiltz, 680 shares; and John V. Dodd, 3,315 shares.
(3) As set forth in Schedule 13G filed with the Commission on February 13, 1997, includes 57,500 shares over which T. Rowe Price Associates, Inc. claims sole voting power, and 1,325,200 shares over which sole dispositive power is claimed.
(4) Includes shares purchasable by the named person under the Company's Director Stock Option Plan: David K. Beecken (24,000 shares); Andre B. Lacy (24,000 shares); and Burt E. Swanson (24,000 shares).


                      COMPENSATION OF EXECUTIVE OFFICERS

          The following table discloses compensation earned by the Company's Chief Executive Officer and the other executive officers for the fiscal years ended April 1995, 1996 and 1997. No stock options were granted to executive officers during the last fiscal year, nor were there any options outstanding on April 26, 1997. The Company has no formalized employment agreements with its executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION                    ALL OTHER
                                                            ---------------------------------
NAME AND PRINCIPAL POSITION                                 YEAR      SALARY ($)     BONUS ($)      COMPENSATION ($)(1)
---------------------------                                 ---       ----------     --------       -------------------
Peter L. Frechette.................................         1997        292,505      187,278               1,713
  President and Chief Executive Officer                     1996        286,800      176,717               1,644
                                                            1995        277,600      154,163               2,211

Ronald E. Ezerski..................................         1997        177,904       74,008               1,705
  Executive Vice President,                                 1996        183,732       75,379               1,636
  Treasurer and Secretary                                   1995        177,064       71,398               2,204

James W. Wiltz.....................................         1997        156,404       69,452               1,674
  Vice President - Sales and                                1996        152,004       62,735               1,606
  Distribution                                              1995        146,935       59,160               2,053

John V. Dodd.......................................         1997        116,796       40,061              10,014
  Vice President - Management                               1996        113,868       40,915               9,639
  Information Services                                      1995        106,643       38,556               8,991

_________________________

(1) Consists of contributions by the Company to the executive officer's account under the ESOP for the end of each ESOP plan year in April 1995, 1996 and 1997.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors makes annual recommendations to the Board respecting the appropriate levels of compensation for the Company's senior executive officers for the following calendar year.
The Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of an appropriate compensation philosophy and effective compensation program elements. In addition to approving the compensation arrangements for senior management, the Committee also reviews and approves the adoption of any compensation plans in which officers and directors are eligible to participate. The Company's three outside directors, Messrs. Swanson, Beecken and Lacy, comprise the Compensation Committee. The Committee reviews and makes recommendations to the Board with respect to the base salary component on a calendar year basis and on a next fiscal year basis with respect to the proposed bonus potential for the senior executives. The bonus potential for each of the senior officers is directly affected by their participation in the Management Incentive Compensation Plan
(MICP) which is reviewed by the Committee and adopted by the Board on a fiscal year basis.

     The Committee had discussions with the President and Executive Vice President (formerly, Vice President-Finance), reviewed the present salary ranges, current salaries and bonus potential for each position, considered management's overall salary objectives and discussed philosophy respecting the components of the compensation package such as the amount of compensation to be placed at risk, short term versus longer term incentives, the use of stock option programs, the alignment of executive compensation with the enhancement of shareholder value and other issues. The Committee also reviewed other information available to its members, including an executive compensation survey and report prepared for members of the National Association of Wholesaler-Distributors (N.A.W.) by Management Foresight, a Unit of Arthur Andersen LLP.

Compensation Philosophy and Objectives

     The Company's executive compensation philosophy is to link such compensation to the attainment of business objectives and earnings performance which in turn will enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The MICP for the fiscal year ending April 26, 1997 specifically ties incentive compensation to the Company's earnings, and each participating officer's incentive compensation, including incentive compensation for the senior officers, increases in direct proportion to the Company's increase in profit. The objective of the MICP is to encourage greater initiative, resourcefulness, teamwork and efficiency on the part of all key employees whose performance and responsibilities directly affect Company profits. The overall goal of the plan is to reward these officers for achieving superior performance.

     The Committee recognizes that the MICP, together with the bonus potential for each officer, places a substantial amount of the total compensation of an executive at risk. To accommodate the Colwell acquisition on October 1, 1996 and the formation of Patterson Dental Supply, Inc. (PDSI) as a subsidiary to handle the traditional sale and distribution of dental supplies and equipment, the duties, reporting functions and responsibilities of the officers of the Company and its subsidiaries were changed to fit the restructured organization. In furtherance of this process, James Wiltz, a vice president of the Company, also became president of PDSI and Ronald Ezerski became the executive vice president of the Company with responsibility for MIS, human resources and corporate development in addition to his former duties in finance and general administration. By reason of the foregoing, the bonus potential for James Wiltz was increased from 40% to 50% of base salary, beginning January 1, 1997, for fiscal year 1997 and increased for Ronald Ezerski from 40% to 50% of base salary for fiscal year 1998. If the Company's goals are achieved under the new alignment, an executive other than the Chief Executive Officer could obtain total compensation near or above the competitive total compensation shown in the N.A.W. survey for comparable positions in companies having similar sales for fiscal year 1997. Keeping base salaries relatively low with a higher portion of the total compensation package dependent upon performance is compatible with the Company's traditional executive compensation approach.

Executive Compensation Program Components

     The Company's executive compensation program for the senior officers, including the President and Chief Executive Officer, consists of a base salary and an annual cash incentive in the form of a potential bonus measured as a percentage of base salary. The particular elements of the compensation program are discussed more fully below.

     Base Salary. Annual base salary levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance of the executive, as well as the Company's overall performance, internal equity and external pay practices.

     Incentive Compensation. Annual cash bonuses are paid under the Company's MICP and are designed to provide a direct financial incentive to executives to achieve the Company's annual profit goals. The annual bonus potential percentage of base salary range from 35% to 65% of base salary, subject to increase in direct proportion to the Company's increase in profit. Each senior executive officer has the opportunity to increase his targeted bonus potential as a percentage of base salary in accordance with the formula contained in the MICP which allows a maximum of 150% of the targeted bonus potential to be paid if 125% of the planned profit is achieved. Conversely, the MICP allows 50% of the targeted bonus potential to be paid if 75% of the planned profit is achieved. Because the Company achieved 99% of its profit goals for the fiscal year ending April 26, 1997, the senior officers earned cash bonuses of 98% of their targeted potential bonus percentage of base salary. For example, Peter L. Frechette, the Company's Chief Executive Officer, who had a 65% bonus potential for fiscal year 1997, received a bonus of 63.7% of base pay as a bonus because the Company achieved 99% of its plan. Each year the MICP is revised to set new performance goals for the Company and the key employee participants in the plan.

     Except to accommodate the change in duties assumed by Messrs. Ezerski and Wiltz in the fall of 1996, the Company's base salary ranges remained unchanged for calendar 1996 and continue to closely approximate the market averages described in the N.A.W. report. Nevertheless, except for the Chief Executive Officer, the Committee believes that total compensation is competitive in relation to market data, primarily because a larger part of the Company's compensation package is at risk under the MICP. For fiscal 1997, the hurdle rates under the MICP were a 20% increase in net earnings and a 15% increase in operating income, both of which were substantial targets to meet. Because the Company continues to reward the performance of its executives through the profitability-oriented MICP, the Committee believes that the Company can justify paying more than competitive levels of total compensation.

     In addition to the previously adopted Employee Stock Purchase Plan pursuant to which approximately 700 employees have subscribed to purchase Company stock, the Capital Accumulation Plan approved by the shareholders last year has in the Committee's view, by reason of its favorable response among key employees, provided an effective tool in motivating and encouraging officers and other key employees to lessen the dependence of the Company on annual compensation and bonuses in order to attract, retain and motivate key personnel to grow the Company's sales and earnings. Since the senior officers are also shareholders whose interests are aligned with the long-term interests of shareholders, each of the senior officers currently has long-term incentives which are directly linked to the interests of the Company's other shareholders. The Committee continues to believe that longer term incentive compensation which the stock purchase plan and the Capital Accumulation Plan provide will be beneficial to key employees as well as the Company and its shareholders.

CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A YEAR

     The Company's income tax deduction for executive compensation is limited by Code Section 162(m) to $1 million per executive per year, unless compensation above that amount is "performance-based." This limit applies to the Company's chief executive officer and the other executive officers who are most highly compensated. They are identified in the Summary Compensation Table. The Company has not had any deductions limited by Section 162(m) to date.

     The Committee will make every reasonable effort to ensure that all compensation paid to its executives is fully deductible, provided it determines that application of this limit is consistent with the Company's needs and its executive compensation philosophy.

                                    Respectfully submitted,

                                    /s/ David K. Beecken
                                    /s/ Andre B. Lacy
                                    /s/ Burt E. Swanson, Chairman
                                    The Compensation Committee

                           COMPANY STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on $100 invested on October 28, 1992, the date of the initial public offering of the Company's Common Stock, through April 26, 1997, with the cumulative total return for the same time period on the same amount invested in the Nasdaq Stock Market (U.S. Companies) Index and an index of peer companies selected by the Company. The Peer Group Index consists of 26 companies (including the Company) based on the same Standard Industrial Code.*



                             [GRAPH APPEARS HERE]

--------------------------------------FISCAL YEAR ENDING-----------------------------------
COMPANY                               1992           1993          1994       1995           1996        1997
PATTERSON DENTAL COMPANY               100.00         107.75        196.48     196.38         255.51      282.96
PEER GROUP                             100.00         105.70        121.14     110.19         140.75      112.73
NASDAQ INDEX                           100.00         119.17        133.76     146.06         203.88      217.32

_______________________
  *American HomePatient, Inc., Aprogenex, Inc., Bio-Dental Technologies Corp., Biodynamics International Inc., Cantel Industries, Inc., Cyberonics, Inc., Elron Electronic Industries Ltd., ESC Medical Systems Ltd., Graham-Field Health Products Inc., Gulf South Medical Supply, Inc., Gull Laboratories Inc., Henry Schein Inc., MBF USA Inc., Micro Bio-Medics Inc., Norland Medical Systems Inc., Owens & Minor Inc., Phoenix-Shannon PLC, Physician Sales and Services, Inc., Potlatch Corporation, Pro-Dex Inc., Sterile Concept Holdings, Inc., Strategic Distribution, Inc., Sullivan Dental Products Inc., Thermo-Mizer Environmental Corp., Vallen Corporation.

                                PROPOSAL NO. 1.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, as nearly equal in number as possible, with the term of office of a class expiring each year. Directors are elected for staggered terms of three years. Burt E. Swanson is nominated to serve a three year term expiring in 2000. There are four other directors of the Company whose terms of office do not expire in fiscal 1997.

     The persons named in the accompanying proxy will vote for the election of the above named nominee, unless authority to vote is withheld. The Board is informed that the nominee is willing to serve as director, however, if the nominee is unable to serve or for good cause will not serve, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

     Set forth below is certain information concerning the nominee for election as director of the Company and the four directors of the Company whose terms of office will continue after the Annual Meeting of Shareholders.

                  NOMINEE FOR ELECTION AS DIRECTOR FOR A TERM
                    EXPIRING AT THE ANNUAL MEETING IN 2000
                    --------------------------------------

     BURT E. SWANSON, age 70, is of counsel to the law firm of Briggs and Morgan, Professional Association, legal counsel to the Company since its acquisition from The Beatrice Companies, Inc. Mr. Swanson was a practicing member of Briggs and Morgan from 1955 to 1995 and has been a director of Patterson Dental Company since 1989.

                         DIRECTORS WHOSE TERMS EXPIRE
                         AT THE ANNUAL MEETING IN 1999
                         -----------------------------

     RONALD E. EZERSKI, age 51, has been Vice President, Treasurer and Secretary of the Company since December 1982 and was President of its subsidiary, Dental Capital Corporation, from December 1982 until October 1988 when it was merged into the Company. In September 1996, Mr. Ezerski was appointed Executive Vice President of the Company. Mr. Ezerski has been a director of the Company since March 1983. Prior to joining Patterson Dental Company in December 1982, Mr. Ezerski was Controller and Treasurer of Estech, Inc., a subsidiary of Esmark, Inc. Prior to that, Mr. Ezerski was Manager of the Special Projects Department for two years at Esmark. Prior to his employment with Esmark, Mr. Ezerski spent eight years at Touche Ross & Co. as an assistant and then manager on its audit staff. Mr. Ezerski holds a B.S. degree in accounting from DePaul University and is a certified public accountant.

     ANDRE B. LACY, age 57, has been President and Chief Executive Officer of LDI Management, Inc. since 1986 and its Chairman since 1992. LDI Management, Inc. is managing general partner of LDI, Ltd., an industrial and investment limited partnership. Mr. Lacy is also a member of the boards of directors of FinishMaster, Inc., IPALCO Enterprises, Inc., Tredegar Industries, Albemarle Corporation and Herff Jones, Inc. Mr. Lacy has been a director of Patterson since 1989.

                         DIRECTORS WHOSE TERMS EXPIRE
                         AT THE ANNUAL MEETING IN 1998
                         -----------------------------

     PETER L. FRECHETTE, age 59, has been President of the Company since September 1982 and has been a director of the Company since March 1983. Prior to joining Patterson Dental Company, Mr. Frechette was employed by American Hospital Supply Corporation for 18 years, the last seven of which he served as President of its Scientific Products Division. Mr. Frechette holds an M.B.A. degree from Northwestern

University and a B.S. degree in economics from the University of Wisconsin. Mr. Frechette is also a director of FinishMaster, Inc. where he serves on the compensation committee of the board.

     DAVID K. BEECKEN, age 50, has been Managing Director of Beecken Petty & Company, which is the General Partner of Healthcare Equity Partners, an investment limited partnership, since September 1996. Mr. Beecken has also been Senior Managing Director of ABN AMRO Chicago Corporation (formerly The Chicago Corporation), a broker-dealer, since February 1993. ABN AMRO Chicago Corporation has provided certain financial advisory services to the Company. From 1989 to February 1993, Mr. Beecken was a Senior Vice President - Managing Director of First National Bank of Chicago. Mr. Beecken has been a director of Patterson since 1985.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held seven meetings during fiscal 1997. Each director attended all of the Board meetings held.

     The Board of Directors has established Executive, Audit, Compensation and Stock Option Committees. There is no nominating committee of the Board. The members of the Executive Committee are Messrs. Frechette and Ezerski. The Executive Committee is granted the power to deal with important matters which arise between Board meetings and upon which action must be taken or attention given prior to the next scheduled Board meeting. The Executive Committee did not meet in person in fiscal 1997, but took written action on two occasions.

     The members of the Audit Committee are Messrs. Beecken, Swanson and Lacy. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting and auditing staff and its independent auditors and to review with the accounting staff and independent auditors the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. The Audit Committee held four meetings during fiscal 1997.

     The members of the Compensation and Stock Option Committee are Messrs. Beecken, Swanson and Lacy. The Compensation and Stock Option Committee is authorized by the Board of Directors to establish general levels of compensation for officers of the Company, to set the annual compensation of each of the executive officers of the Company, to grant options to employees under the Company's option plans, and to review and approve compensation and benefit plans of the Company. The Compensation and Stock Option Committee held three meetings during fiscal 1997.

DIRECTORS' COMPENSATION

     Directors of the Company who are not employees of the Company receive a retainer of $10,000 per year. Out-of-pocket expenses incurred on behalf of the Company are reimbursed for all directors.

REQUIRED VOTE

     Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE LISTED ABOVE.

                                PROPOSAL NO. 2.

                                RATIFICATION OF
                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP as independent public accountants for the Company for the year ending April 25, 1998. A proposal to ratify that appointment will be presented to shareholders at the Annual Meeting. If the shareholders do not ratify the selection of Ernst & Young LLP, another firm of independent public accountants will be selected by the Board. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.


                     COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and provide the Company with copies of such reports. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the past fiscal year its officers, directors and greater than ten percent stockholders complied with applicable filing requirements.


                        VOTING OF PROXIES AND EXPENSES

     The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the Proxy Card.

     The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

     Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.


                             SHAREHOLDER PROPOSALS

     Shareholders wishing to present proposals for action by the shareholders at the next annual meeting must present such proposals at the principal offices of the Company not later than April 8, 1998. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

                         ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended April 26, 1997, accompanies this Notice of Annual Meeting, Proxy Statement and related Proxy Card. No part of the Annual Report to Shareholders is incorporated herein and no part thereof is to be considered proxy soliciting material.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Peter L. Frechette
                                        Peter L. Frechette
                                        President and Chief Executive Officer

Saint Paul, Minnesota
August 6, 1997

                           PATTERSON DENTAL COMPANY
                           1031 Mendota Heights Road
                          St. Paul, Minnesota  55120


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated August 6, 1997, hereby appoints Ronald E. Ezerski and Peter L. Frechette as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Patterson Dental Company held of record by the undersigned on July 11, 1997, at the 1997 Annual Meeting of Shareholders to be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Monday, September 8, 1997, at 4:30 p.m., and at any adjournments thereof.


1. To elect one director of the Company to have a term expiring in 2000, and until his successor shall be elected and duly qualified.

        [_]   FOR the nominee listed below    [_]   WITHHOLD AUTHORITY to vote
                                                    for the nominee listed below

                                BURT E. SWANSON

2. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending April 25, 1998.

        [_]  FOR         [_]  AGAINST             [_]  ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ABSTENTIONS WILL BE COUNTED TOWARDS THE
         ---
EXISTENCE OF A QUORUM.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:_______________________________        ___________________________________


                                             ___________________________________
                                                       (Signature)



   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.